Exhibit 23 (a)

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-52728 and No. 333-62052) of Viacom Inc. and in the Registration Statements on Forms S-8 (No. 33-41934, No. 33-55173, No. 33-55709, No. 33-56088, No. 33-59049, No. 33-59141, No. 33-60943, No. 333-34125, No. 333-36440, No. 333-42987, No. 333-55346, No. 333-75752, No. 333-82422 and No. 333-88613) of Viacom Inc. of our report dated February 11, 2002, included in Item 8 of this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP

New York, New York
March 28, 2002